U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                FORM 8-K
                            Current Report
            Pursuant to Section 13 or 15(d) of the Securities
                        Exchange Act of 1934.

                            Date of Report
                               11/16/96

                    Commission File Number: 1-6762

                      KILLEARN PROPERTIES, INC.
          (Exact name of registrant as specified in its charter)

         Florida                                59-1095497
(State of Incorporation)               (IRS Employer Identification No.)

                         602 Country Club Drive
                         Stockbridge, GA  30281
             (Address of Principal Executive Offices)      (Zip Code)

             Registrant's telephone number, including area code:
                              (770) 389-2020

Item 1  Changes in Control of Registrant

On November 16, 1996, Killearn Properties, Inc. completed the transfer of approximately forty-two percent of its assets for approximately forty-two percent of its stock. This transaction was approved by the shareholders on a vote held at its annual meeting on September 30, 1996. See Item 2 below.

The Split-Off was first proposed by Proactive Technologies, Inc. (AMEX:PTE) and the material terms of the Agreement were determined principally in negotiations between Mr. Williams and Proactive. Mark
A. Conner, Chairman of the Board and President of Proactive, is Chairman of the Board and CEO of the Company since September 30, 1996. As a result of the Split-Off, and assuming that it does not acquire any additional shares of Common Stock, Proactive will beneficially own approximately 35.5% of the outstanding Common Stock and become the largest shareholder of the Company.

Item 2  Acquisition or Disposition of Assets

On September 30, 1996, the shareholders approved a transfer (the "Split-Off") of certain assets of the Company, comprised principally of the Eagle's Landing Golf Course and Country Club, the Inn at Eagle's Landing, approximately $2 million in cash and a note, and approximately 250 acres of commercial and industrial real estate, subject to certain liabilities, to a newly-formed wholly owned subsidiary of the Company ("NewSub"), and the subsequent transfer of all of the outstanding capital stock of NewSub to J.T. Williams, Jr., the Company's former Chairman of the Board and Chief Executive Officer, in exchange for 551,321 shares of Common Stock owned by Mr. Williams and the cancellation of his option to purchase an additional 100,000 shares of Common Stock, pursuant to an Agreement dated as of August 1, 1996, between the Company and J.T. Williams, Jr. (the "Agreement"). A copy of the Agreement is attached to this Form 8-K as
Exhibit 1, and the terms and conditions thereof are incorporated herein by reference.

Price Bednar delivered to the Board of Directors a written opinion, dated July 29, 1996, which stated that, based on the assumptions and subject to qualifications set forth therein, as of the Effective Date, the Split-Off was fair, from a financial point of view, to the shareholders of the Company other than J.T. Williams, Jr. The Split-Off was first proposed by Proactive Technologies, Inc. (AMEX:PTE)and the material terms of the Agreement were determined principally in negotiations between Mr. Williams and Proactive.

The closing of the split-off occurred on November 16, 1996; however, the effective date of the transfer of assets and liabilities will be May 1, 1996.

Item 3  Bankruptcy or Receivership

Not applicable

Item 4  Changes in Registrant's Certifying Accountant

Not applicable

Item 5  Other Events

Not applicable

Item 6  Resignations of Registrant's Directors

Not applicable

Item 7  Financial Statements, Pro Forma Financial Information

a)  Not applicable

b) Pursuant to paragraph (a)(4) of Item 7, proforma financial information for the transaction that is subject to this Report on form 8-K will be filed within 60 days after the date hereof.

c)  Exhibits.

Exhibit 1 - Agreement dated as of August 1, 1996, between Killearn Properties, Inc. and J. T. Williams, Jr.

Item 8  Change in Fiscal Year

Not applicable

SIGNATURES











                             EXHIBIT 1







          AGREEMENT DATED AS OF AUGUST 1, 1995, BETWEEN

        KILLEARN PROPERTIES, INC. AND J.T. WILLIAMS, JR.















                            AGREEMENT

     This Agreement (the "Agreement"), dated as of August 1, 1996, by and between Killearn Properties, Inc., a Florida corporation
("Killearn"), and J.T. Williams, Jr. ("Williams").

                            RECITALS

     WHEREAS, Killearn received a proposal from Proactive
Technologies, Inc. ("Proactive"), a significant shareholder of Killearn, to effect the transactions contemplated by this Agreement (such transactions being referred to herein as the "Split-Off");
and

     WHEREAS, the Board of Directors of Killearn (the "Board") has considered such proposal, and has approved this Agreement and authorized the execution hereof; and

     WHEREAS, Killearn and Williams desire to enter into this Agreement for the purpose of setting forth the terms of the Split-Off and certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the Split-Off;

     NOW, THEREFORE, in consideration of the representations and warranties and mutual promises and obligations contained herein, the parties hereto hereby agree as follows:

1.   THE SPLIT-OFF; OTHER AGREEMENTS; CLOSING.

     (a)THE SPLIT-OFF. Subject to and in accordance with the terms and conditions of this Agreement, and in accordance with applicable law, the parties hereto shall take the following actions (which actions, taken together, shall constitute the Split-Off):

          (i) FORMATION OF NEWSUB; TRANSFER OF ASSETS. Killearn shall organize and incorporate a Florida corporation ("NewSub").
On or prior to the Closing Date, Killearn will transfer and contribute to NewSub, in exchange for shares of the capital stock of NewSub (the "NewSub Shares"), the assets set forth on Exhibit A attached hereto (the "Transferred Assets"), free and clear of all mortgages, liens, security interests and other encumbrances ("Liens"), except as otherwise provided herein. The exact legal descriptions of the real property described on Exhibit A, and schedules describing all personal property identified on Exhibit A, have been agreed upon by Killearn and Williams, and such legal descriptions and schedules shall be utilized for purposes of identifying the determining the Transferred Assets. Such transfer shall be effected by means of such deeds, bills of sale and other instruments of conveyance and assignment as shall be mutually agreed upon by Killearn and Williams.

          (ii) ASSUMPTION OF LIABILITIES. On or prior to the Closing Date, Killearn shall cause NewSub to assume and agree to satisfy and discharge as the same become due, the liabilities and obligations of Killearn set forth on Exhibit B attached hereto (the "Assumed Liabilities"). Such assumption shall be effected by means of such assumption agreements, undertakings and other documents or instruments as shall be mutually agreed upon by Killearn and Williams.

          (iii) EXCHANGE OF SHARES; CANCELLATION OF OPTIONS. On the Closing Date, the Company shall transfer all of the NewSub Shares to Williams in exchange for: (i) the 551,321 shares of Common Stock of Killearn held by Williams and (ii) the cancellation of the stock options to acquire 100,000 shares of Common Stock of Killearn held by Williams as of the date hereof. At the Closing, each party shall deliver to the other certificates representing all of the shares of stock being transferred by it hereunder, duly endorsed for transfer.

          (iv) EFFECTIVE DATE OF SPLIT-OFF. Notwithstanding the actual date of Closing, the transactions contemplated by this Agreement shall be given effect as if such transactions had occurred on May 1, 1996 (the "Effective Date"). Accordingly, the actual amount of cash and accounts receivable to be transferred to NewSub on the Closing Date as part of the Transferred Assets will
(i) be reduced by NewSub's pro rata portion of property taxes, insurance premiums and other expenses associated with the assets to be transferred to NewSub paid or incurred by the Company between the Effective Date and the Closing Date and (ii) be increased by the amount of income generated by the assets to be transferred to NewSub received by the Company between the Effective Date and the Closing Date, including the proceeds from the sale of any land which was to be transferred to NewSub (less closing costs and commissions in connection with the sale).

          (v) VALUATION OF ASSETS. Killearn and Williams acknowledge and agree that the Transferred Assets and the Assumed Liabilities were identified and selected in negotiations and discussions between Williams and Proactive with the intention that such assets and liabilities represent approximately 42% of Killearn's total net assets at April 30, 1996. Notwithstanding the foregoing, and except as provided in Section 1(a)(iv) hereof, no adjustments shall be made in the Transferred Assets or the Assumed Liabilities to give effect to changes in such assets or liabilities subsequent to April 30, 1996.

     (b)  AGREEMENTS BETWEEN KILLEARN AND NEWSUB.

          (i) NINE HOLE GOLF COURSE. NewSub shall be obligated to construct an additional nine hole golf course on the following terms and conditions:

                 (A) Williams and Killearn shall mutually agree on the legal description of the land necessary for the golf course, which is estimated to be approximately 80 acres;

                 (B) NewSub shall complete and submit to Killearn for approval the layout of the golf course (to be designed by Tom Fazio). Killearn shall have the right to approve the layout, which approval shall not unreasonably be withheld. NewSub shall submit a final, approved layout to Killearn no later than May 1, 1997.

                 (C) Not later than six months after approval of the layout or within two months after receipt of all necessary permits, whichever is later, NewSub shall commence clearing of the land for the golf course. NewSub shall complete the golf course within eighteen months after clearing of the land commences.

                 (D) At the time clearing commences, Killearn shall transfer to NewSub the land for the golf course, free and clear of all Liens. Killearn agrees to place on all property adjacent to the transferred land, as well as the existing golf course, covenants and restrictions similar to those recorded at O.R. Book 2022, Page 111 of the Public Records of Henry County, Georgia. In addition, Killearn shall place a golf play easement on other properties owned by it adjacent to the golf courses, the exact locations and bounds of which shall be mutually agreed by Killearn and NewSub.

                 (E) Killearn shall pay to NewSub $500,000 toward the cost of the golf course, payable 10% when clearing is completed, 30% when grading is completed, 30% when grassing is completed and 30% when golf play commences.

          (ii) MAINTENANCE OF COUNTRY CLUB; MEMBERSHIPS. With respect to the Eagle's Landing Golf and Country Club (the "Country Club"):

                 (A) NewSub shall maintain the property comprising the Country Club in accordance with the standards by which such property currently is being maintained.

                 (B)  NewSub shall offer to all purchasers of
          residential lots in the Company's Eagle's Landing Country Club Community (the "Community") golf, tennis and dining memberships in the Country Club for initiation fees of $25,000, $9,000 and $2,750, respectively. NewSub shall not raise the amount of the golf membership initiation fees for at least one year after the Closing, and shall not raise the amount of the tennis or dining membership initiation fees for ten years after the Closing without Killearn's consent, which consent shall not unreasonably be withheld.


                 (C) Killearn will include in lot sales, at no cost to the purchaser, a tennis membership for all lot purchasers in the Community and a dining membership for all lot purchasers in the Windsong and Villages subdivisions, and will purchase such memberships from NewSub if the lot purchasers accept such offers.
          Killearn shall not be obligated to purchase any memberships for lot purchasers who do not desire to become members of the Country Club. Subject to any memberships limits then in effect, NewSub shall make golf memberships available to purchasers of lots from Killearn who desire to purchase such memberships, even if NewSub is required to recall such memberships from nonresident members of the Country Club to do so. Killearn and Williams acknowledge and agree that the foregoing procedures have been in effect as a policy of Killearn for several years; Killearn shall continue such procedures in effect through the Closing and will pay to NewSub on a timely basis all fees due for such memberships for persons joining the Country Club after April 30, 1996.

                 (D) NewSub will provide the members of the Board, without payment of initiation fees, honorary memberships for as long as Killearn is actively developing and selling property in Eagle's Landing, but in any event for at least four years after the Closing Date; provided, that Killearn shall guarantee all charges made by such persons.

                 (E) Provided that NewSub continues to own the Country Club, NewSub will provide Killearn, for as long as Killearn is actively developing and selling property in Eagle's Landing, but in no event longer than eight years, without payment of initiation fees, up to fifteen memberships for builders and up to six dining memberships for sales associates of Killearn; provided, that Killearn shall guarantee all charges made by such persons.

          (iii) GENERAL COVENANTS AND RESTRICTIONS. Each of Killearn and NewSub shall place on all land transferred by it subsequent to the Closing to a third party, on or before such transfer, covenants and restrictions similar to those recorded at O.R. Book 1070, Page 131 of the Public Records of Henry County, Georgia.

          (iv) JOINDER BY NEWSUB. On or prior to the Closing Date, Killearn and NewSub shall enter into a written agreement pursuant to which NewSub shall agree to be bound by the provisions of this Agreement applicable to it, as if had been a party hereto.

     (c)  OTHER AGREEMENTS OF KILLEARN.

          (i) LIENS ON TRANSFERRED ASSETS. Killearn shall use its best efforts to remove from the Transferred Assets on or prior to the Closing any and all Liens, excluding Liens associated with the Assumed Liabilities. To the extent that Killearn is unable to do so, until such time as Killearn has secured the release of all such Liens from the Transferred Assets, Killearn agrees to apply the proceeds of any payments made by Capital First Holdings, Inc. under its notes payable to Killearn (the "Capital First Notes") to the payment of debts secured by such Liens and shall assign to NewSub, as security for Killearn's obligations under this Section 1(c)(i), the Capital First Notes and all related mortgages and other security held by Killearn with respect to such notes. Killearn further agrees for the benefit of NewSub that it will timely pay all amounts due, and perform all of its other obligations, under any loan or other agreements secured by such Liens.

          (ii) EMPLOYMENT AGREEMENTS. On or prior to the Closing Date, Killearn shall enter into employment agreements with Williams and David K. Williams, pursuant to which they will continue to serve as President and Executive Vice President, respectively, of the Company for periods of ten years and three years, respectively.

The employment agreement with Williams will provide for an annual salary for the first five years of $200,000 and $150,000 thereafter, and the employment agreement with David K. Williams will provide for an annual salary of $96,242, in each case plus cost of living increases of 5% per year. In addition, David K. Williams will be entitled to receive a $20,000 bonus if Killearn's pre-tax earnings are in excess of $600,000 in any fiscal year during the term of the Agreement. On or prior to the Closing Date, Killearn shall enter into employment agreements with Dee Williams, Joseph T. Williams, III and Bert Williams to serve as Director of Landscaping and Interior Design, Chief of Construction and Head of Sales of Eagle's Landing, respectively, for annual salaries of $35,490, $70,000 and $60,700, respectively, in each case plus cost of living increases of 5% per year. In addition, Bert Williams will be paid a sales override for all land sold (other than residential lots) in accordance with Killearn's current practices. The agreements for Williams and Dee Williams shall provide that their employment shall not be full time and that they shall devote approximately one-half of their business time to the affairs of Killearn, it being acknowledged by Killearn that the salary amounts to be payable to them under such agreements represent approximately one-half of the current compensation. All such agreements shall be contain customary covenants and agreements of Killearn and the employee, including an agreement of the employee not to compete with Killearn within five miles of Killearn's Eagle's Landing project for a period of five years after execution of the agreement.

          (iii) PROACTIVE LOAN. Killearn represents that Proactive has agreed to make a $2 million loan to Killearn (the "Proactive Loan"), the proceeds of which (subject to the adjustments provided for herein) will be transferred to NewSub prior to the closing as part of the Transferred Assets. The Proactive Loan shall be made on or prior to the Closing Date pursuant to such loan agreements, promissory notes and other agreements and instruments, and on such terms and conditions, as may be mutually agreed by Killearn and Proactive.

     (d)  CLOSING.

          (i)    Unless this Agreement is terminated pursuant to
Section 5, the closing (the "Closing") of the Split-Off shall be held at a place and on a date, as soon as practicable after the satisfaction of the conditions precedent to the Split-Off set forth in Section 7, mutually agreed upon by Killearn and Williams (the "Closing Date").

          (ii) At the Closing, Killearn and Williams shall execute and deliver to each other such agreements, instruments, documents and certificates, make or confirm such filings and take such other actions as are provided for by the terms hereof or may otherwise be required to give effect (as of the Closing) to the Split-Off.

2. REPRESENTATIONS AND WARRANTIES OF KILLEARN. Killearn covenants, represents and warrants to Williams that:

     (a) ORGANIZATION AND GOOD STANDING. Killearn is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has full corporate power and authority to own its assets and to carry on its business as presently conducted.

     (b) AUTHORIZATION; VALIDITY. Killearn has full power, capacity and authority to execute, deliver and perform this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Killearn, subject only to the approval of this Agreement and the transactions contemplated hereby by the shareholders of Killearn. This Agreement has been duly and validly executed and delivered by Killearn and is the legal, valid and binding obligation of Killearn, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) NO CONFLICTS; VIOLATIONS. The execution, delivery and performance of this Agreement do not and will not (i) contravene the Articles of Incorporation or Bylaws of Killearn; (ii) with or without the giving of notice or the passage of time or both, constitute a default under, result in a breach of (or would constitute a default or result in a breach with the giving of notice, lapse of time or both), result in the termination of, result in the acceleration of performance of, require any consent, approval or waiver under, or result in the imposition of any Liens upon any property or assets of Killearn or its subsidiaries, under any agreement, contract, commitment, lease or other instrument to which Killearn or its subsidiaries is a party or by which any of the property or assets of Killearn or its subsidiaries is bound, which default, breach, termination, acceleration, consent, approval or waiver, or imposition could reasonably be expected to, individually or in the aggregate, materially and adversely affect the Transferred Assets, (iii) violate any approvals, licenses, permits, franchises or other governmental authorizations applicable to the Transferred Assets, or (iv) violate any law, statute or regulation or any judgment, order, decree, ruling or other decision of any governmental authority, court or arbitrator applicable to Killearn or its subsidiaries.

     (d) LITIGATION; DISPUTES. There is no action, suit, proceeding or investigation pending, or to the best knowledge of Killearn, threatened against or relating to the Transferred Assets, before any court, governmental, administrative or regulatory authority or arbitrator, which (i) could reasonably be expected to, individually or in the aggregate, materially and adversely affect the Transferred Assets, taken as a whole, or (ii) could reasonably be expected to prevent the performance in any material respect of this Agreement or any of the actions contemplated hereby or declare the same unlawful or cause the rescission thereof.

     (e) NO CONSENTS. Except for applicable requirements of the Securities Act of 1934 (the "1934 Act") and the approval of the shareholders of Killearn contemplated by this Agreement, and other than filing and recordation of appropriate title transfer documents with respect to the Transferred Assets, no filing with or notice to, and no permit, authorization, consent or approval of, any public body or authority or any third party, is necessary for the execution and delivery by Killearn of this Agreement or the consummation by Killearn of the transactions contemplated hereby.

     (f) OPINION OF FINANCIAL ADVISOR. Killearn has received the opinion of its financial advisor, Price Bednar LLP that the Split-Off is fair, from a financial point of view, to the shareholders of Killearn other than Williams.

3. REPRESENTATIONS AND WARRANTIES OF WILLIAMS. Williams covenants, represents and warrants to Killearn that:

     (a) AUTHORIZATION; VALIDITY. Williams has full power, capacity and authority to execute, deliver and perform this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of Williams. This Agreement has been duly and validly executed and delivered by Williams and is the legal, valid and binding obligation of Williams, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (b) NO CONFLICTS; VIOLATIONS. The execution, delivery and performance of this Agreement do not and will not (i) with or without the giving of notice or the passage of time or both, constitute a default under, result in a breach of (or would constitute a default or result in a breach with the giving of notice, lapse of time or both), result in the termination of, result in the acceleration of performance of, require any consent, approval or waiver under, any agreement, contract, commitment, lease or other instrument to which Williams is a party or by which any of his property or assets is bound, which default, breach, termination, acceleration, consent, approval or waiver, or imposition could reasonably be expected to, individually or in the aggregate, adversely affect Williams' ability to perform this Agreement or any of the actions contemplated hereby; or (ii) violate any law, statute or regulation or any judgment, order, decree, ruling or other decision of any governmental authority, court or arbitrator applicable to Williams.

     (c) NO CONSENTS. No filing with or notice to, and no permit, authorization, consent or approval of, any public body or authority or any third party, is necessary for the execution and delivery by Williams of this Agreement or the consummation by Williams of the transactions contemplated hereby.

4.   CERTAIN AGREEMENTS.

     (a) SHAREHOLDER APPROVAL; PROXY STATEMENT. Killearn shall duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable (which meeting may be Killearn's annual meeting of shareholders) for the purpose of voting upon the Split-Off. As soon as reasonably practicable after the date hereof, Killearn shall prepare and file with the Securities and Exchange Commission (the "SEC") a proxy statement in accordance with the requirements of the 1934 Act for the purpose of soliciting proxies from the holders of Killearn's Common Stock.
The Proxy Statement shall submit to Killearn's shareholders for their consideration and approval the transactions contemplated hereby, and such other matters related to the Split-Off as are consistent with the terms of this Agreement as Williams shall reasonably request. Subject to the fiduciary duties of the Board to Killearn's shareholders under applicable law, as determined by the Board in good faith after considering the written advice of outside counsel, Killearn shall, through the Board, recommend to its shareholders approval of all such matters submitted to the shareholders for their consideration and vote, and shall use its best efforts to secure the approval of its shareholders of this Agreement and the transactions contemplated hereby. Williams and Killearn shall promptly furnish each other all information and documents, and take such other actions, as may reasonably be requested in connection with any action by either of them in connection with this Section 4(a). If at any time prior to the Closing Date any event with respect to Killearn or Williams shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, then Killearn or Williams, as the case may be, shall promptly notify the other party in writing of such event, and an amendment or supplement to the Proxy Statement describing such event shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of Killearn. Each of Killearn and Williams represents, warrants and covenants to the other that the information supplied or to be supplied by it or him for inclusion in the Proxy Statement, including any amendments or supplements thereto, will not, either at the date mailed to shareholders or at the time of such meeting of shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) SEC REPORTS. Killearn shall file all reports, registrations and statements, together with any amendments required thereto, required to be filed with the SEC under the 1934 Act after the date hereof and on or before the Closing Date (the "Interim SEC Reports"), including, but not limited to, reports on Form 10-QSB and Form 8-K. Such Interim SEC Reports shall, as of their respective dates, comply in all material respects with all rules and regulations promulgated by the SEC and will not contain any untrue statement of a material fact or omit to state a fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No Interim SEC Report containing information about this Agreement or the transactions contemplated hereby (except for information generally concerning the terms and conditions of this Agreement and the status of the transactions contemplated hereby) shall be filed without Williams' prior review of such information.

     (c) SOLICITATION. Unless this Agreement is terminated pursuant to Section 5,

          (i) Killearn shall not initiate, solicit or encourage (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of its officers or directors to take any such action, and Killearn shall instruct and use its reasonable best efforts to cause its directors, officers, agents and representatives (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by Killearn) not to take any such action. If Killearn receives any offer or proposal, written or otherwise, that constitutes, or may reasonably be expected to lead to, any Competing Transaction, Killearn promptly shall inform Williams of such offer or proposal and furnish Williams with a copy thereof if such offer or proposal is in writing.

          (ii) Nothing contained in this Agreement shall prohibit Killearn, subject to authorization by the Board, from (A) furnishing information to, or entering into discussions or negotiations with, any person or entity that, after the date hereof, makes a bona fide proposal to enter into a Competing Transaction, that after the date hereof had not been initiated, solicited or encouraged by Killearn or any of its affiliates (other than Williams), or (B) recommending or endorsing any, or entering into any definitive agreement with respect to any, such Competing Transaction if, with respect to either (A) or (B) above, (I) the Board determines in good faith (after considering the written opinion of outside counsel) that such action is required for the Board to comply with its fiduciary duties to Killearn's shareholders under applicable law, (II) the Board reasonably believes that the proposal is made in good faith, and (III) prior to furnishing nonpublic information to such person or entity, Killearn receives from such person or entity an executed confidentiality agreement on customary terms.

          (iii) For purposes of this Agreement, a "Competing Transaction" shall mean any of the following (other than the transactions contemplated under this Agreement) involving Killearn or any of its subsidiaries: (A) any merger, consolidation, share exchange, business combination, sale of securities, recapitalization, liquidation, dissolution or other similar transaction; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of Killearn and its subsidiaries, taken as a whole, in a single transaction or series of transactions; (C) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of Killearn; (D) after the date hereof, any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of Killearn; or (E) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

5.   TERMINATION.

     (a) TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, but not later than the Closing Date:

          (i) by mutual written consent of Williams and Killearn; or

          (ii)   by either Killearn or Williams, in the event of
(a) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach and which breach or breaches would result in a failure to satisfy any condition set forth in Section
7 or (b) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; provided that the non-breaching party provides the breaching party with a written notice of termination within ten days after the earlier of the expiration of such 30-day period or the date it receives a written notice from the breaching party stating that it is unable or unwilling to cure such breach; or

          (iii) by either Williams or Killearn, if the Closing has not taken place on or before October 31, 1996, unless the failure to consummate the Closing on or prior to such date is solely due to such party's fault; or

          (iv) by either Williams or Killearn, if (A) there shall be a final nonappealable order of a federal or state court restraining or prohibiting the consummation of the Split-Off, or
(B) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Split-Off by any governmental authority, which would make the consummation of the Split-Off illegal; or

          (v) by Killearn if, in the exercise of its good faith judgment as to its fiduciary duties to Killearn's shareholders under applicable law, the Board (upon the written advice from its outside counsel) determines that such termination is required; provided, however, that the right of termination by Killearn contemplated by this Section 5(a)(v) may only be exercised if, prior to or contemporaneously with the determination by the Board to terminate this Agreement, Killearn shall have entered into a binding agreement with respect to a Competing Transaction after having complied with the provisions of Section 4(c); or

          (vi) by Killearn, if the shareholders of Killearn do not approve the Split-Off at the shareholders' meeting, or any adjournment thereof, referred to in Section 4(a).

     (b) EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 5(a), written notice thereof shall promptly be given to the other party, and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by the parties hereto. In the event of the termination of this Agreement pursuant to Section 5(a), this Agreement shall forthwith become void, there shall be no liability on the part of Killearn or any of its officers or directors to Williams, or on the part of Williams to Killearn or its officers or directors, and all rights and obligations of any party hereto shall cease.

6. CONDUCT OF BUSINESS PRIOR TO CLOSING. Except as may otherwise be contemplated by this Agreement or otherwise consented to or approved in writing by Williams, after the execution hereof, Killearn will:

     (a) conduct its business only in the ordinary course of business consistent with past practices and use its best efforts to preserve its business, organization, goodwill and relationships with persons having dealings with it;

     (b)  maintain its properties (including the Transferred
Assets) in good working order and repair (reasonable wear and tear excepted); and

     (c)  (i) not amend its Articles of Incorporation or Bylaws;
(ii) not issue or agree to issue any additional shares of capital stock of any class or series or securities convertible into or exchangeable for shares of capital stock or issue any options, warrants or other rights to acquire any shares of capital stock;
(iii) not merge or consolidate with or acquire all or substantially all of the assets or business of any other corporation or entity;
(iv) not incur, assume or guarantee any indebtedness for money borrowed secured by the Transferred Assets, other than in the ordinary course of business; (v) not settle any claims, actions or proceedings affecting the Transferred Assets or the Assumed Liabilities, except in the ordinary course of business; (vi) not make any wage or salary increase or agree to pay any pension or retirement allowance not required by existing plans or agreements or enter into any employment or consulting agreement, bonus or employee benefit plan; (vii) not permit or allow any of the Transferred Assets to be subjected to any Liens, except for Liens for taxes not yet due or as otherwise incurred in the ordinary course of business and consistent with past practices; (viii) not lease, sell, transfer or otherwise dispose of any of the Transferred Assets, except in the ordinary course of business and consistent with past practices; (ix) not declare, pay or set aside for payment any dividend or other distribution in respect to its capital stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock; (x) not amend or revise in any material respect any material agreement it may have with any third party with respect to, or affecting, the Transferred Assets or the Assumed Liabilities; or (xi) not agree, whether in writing or otherwise, to take any action described in this Section 6(c).

7.   CONDITIONS PRECEDENT TO CLOSING.

     (a) CONDITIONS PRECEDENT TO CLOSING BY EACH PARTY. The respective obligations of Killearn and Williams to effect the Split-Off is subject to the fulfillment at or prior to the Closing Date of the following conditions precedent:

          (i) SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the holders of a majority of the outstanding Killearn Common Stock, excluding shares held directly by Williams, in accordance with applicable law.

          (ii) GOVERNMENTAL ACTION. There shall not be in effect a final nonappealable order of a federal or state court restraining or prohibiting the consummation of the Split-Off, nor shall any action have been taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Split-Off by any governmental authority, which would make the consummation of the Split-Off illegal.

          (iii) CONSENTS. Killearn and Williams shall have obtained all consents of lenders and other third parties as may be necessary for the consummation of the transactions contemplated hereby.

          (iv) LITIGATION. No action, suit, investigation or proceeding before any court or any governmental authority shall have been commenced, pending or threatened against Killearn or Williams seeking to prevent, restrain or alter the transactions contemplated hereby.

     (b) CONDITIONS PRECEDENT TO CLOSING BY KILLEARN. The obligation of Killearn to effect the Split-Off is subject to the fulfillment at or prior to the Closing Date of the following conditions precedent, any one or more of which may be waived by
Killearn:

          (i) REPRESENTATIONS; COVENANTS. The representations and warranties of Williams contained in Section 3 hereof shall be true and correct in all material respects as of the Closing Date. Williams shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by him prior to or at the Closing.

          (ii) FAIRNESS OPINION. The fairness opinion referred to in Section 2(f) shall be in effect, and shall not have been modified in any material adverse respect or withdrawn on or prior to the date of mailing of the Proxy Statement.

          (iii) PROACTIVE LOAN. Killearn shall have received the $2 million proceeds of the Proactive Loan.

     (b) CONDITIONS PRECEDENT TO CLOSING BY WILLIAMS. The obligation of Williams to effect the Split-Off is subject to the fulfillment at or prior to the Closing Date of the following condition precedent, which may be waived by Williams:

          (i) REPRESENTATIONS; COVENANTS. The representations and warranties of Killearn contained in Section 2 hereof shall be true and correct in all material respects as of the Closing Date. Killearn shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Closing.

8.   MISCELLANEOUS.

     (a) NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty contained herein shall expire with, and be terminated and extinguished by, the Split-Off, or the termination of this Agreement pursuant to Section 5 or otherwise; and thereafter neither Williams, Killearn, nor any officer or director of Killearn shall be under any liability whatsoever with respect to any such representation or warranty. This Section 8(a) shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

     (b) ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement represents the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     (c) MODIFICATION. This Agreement may be modified only by written instruments properly executed by the parties hereto.

     (d) GOVERNING LAW. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof.

     (e) EXPENSES. Each party hereto will bear all expenses incurred by it or him in connection with this Agreement and the transactions contemplated hereby; provided, however, that Killearn shall bear all expenses related to actions required to be taken to effect the Split-Off, including expenses associated with the transfer of assets to NewSub and obtaining any necessary consents or approvals of third parties.

     (f) WAIVER. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action with respect to any breach of this Agreement or default by another party hereto shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party. All waivers must be in writing to be effective, and all waivers by the Company must be approved by a majority of the Board then in office, excluding Williams and David K. Williams.

     (g) SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect.

     (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (i) SECTION HEADINGS. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

     (j) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party shall assign its rights or delegate its obligations under this Agreement, unless and until any such assignment or delegation shall have first been consented to in a written instrument executed by the other party.

     (k) LITIGATION; PREVAILING PARTY. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall immediately pay upon demand, all reasonable fees and expenses of counsel for the prevailing party.

     (l) NOTICES. All notices, requests and other communications hereunder shall be in writing and may be made by (i) certified or registered mail, return receipt requested; (ii) hand delivery;
(iii) facsimile transmittal; or (iv) by courier service, and shall be deemed to have been duly given (a) when delivered by hand; (b) three days after mailing, in the case of certified or registered mail; (c) when electronic confirmation is received and recorded, in the case of facsimile; and (d) one business day after being forwarded to a nationally recognized overnight courier service for overnight delivery; in each case correctly addressed to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto:

in the case of Killearn, to it at:      100 Eagle's Landing Way
                                        Stockbridge, Georgia  30281
                                        Attn:  Mallory E. Horne

in the case of Williams, to him at:     100 Eagle's Landing Way
                                        Stockbridge, Georgia  30281

     (m) BROKERS OR FINANCIAL ADVISORS. Except with respect to the fees and expenses payable to Price Bednar LLP by Killearn, each party represents and warrants that no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against such party for any commission, fee or other compensation as a broker, finder or financial advisor in connection with the Split-Off as a result of any agreement between such party and any other person, and each party agrees to indemnify the other for, and hold the other harmless from, the payment of any such commission, fee or other compensation.

     (n) EXHIBITS. The Exhibits attached hereto shall be deemed an integral part of this Agreement and all references to this Agreement shall include such exhibits.

     (o) PRESS RELEASES. Killearn and Williams shall consult with each other as to the form and content of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby, except that nothing in this
Section 8(o) shall be deemed to prohibit Killearn from making any disclosure which its counsel deems necessary or advisable in order to fulfill its disclosure obligations under applicable law.

     (p) ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its or his best efforts in good faith to take or cause to be taken as promptly as practicable all action and to do or cause to be done all things necessary or advisable to consummate and make effective the transactions contemplated by this Agreement, including using its or his reasonable best efforts to lift or rescind any order, decree or injunction adversely affecting its ability to consummate the transactions contemplated herein. Without limiting the generality of the foregoing, each party shall execute and deliver such other instruments and shall take such other actions as the other party may reasonably request to effectuate the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, have hereunto set their respective hands as of the day and year first above written.


                      KILLEARN PROPERTIES, INC.



                      By:/s/ Mallory E. Horne
                      Title:  Independent Director




                      /s/ J.T. Williams, Jr.
                          J.T. Williams, Jr.




                            EXHIBIT A

                       TRANSFERRED ASSETS


1.   All assets, real and personal, of Eagle's Landing Country
Club, Inc., including all tangible assets located in the Clubhouse of Eagles Landing Country Club

2.   All assets, real and personal, comprising the Inn at Eagle's
Landing

3.   The following real property:

     110 acres commercial between I-75 and Rock Quarry Road
       (including approx. 30 acres of wetlands)
     22.79 acres retail and office, Country Club Drive
     Lot between ELSC building and guard house
     21.57 acres at Publix (graded)
     30.8 acres next to Dunlop/KS and adjoining 27.96 acres
     30.3 acres next to Carbonic Industries on Eagle's Landing
     Parkway
     Eagle's Landing Golf Course and Country Club per survey of
          Broward Davis & Associates, plus rear 20 feet of lot 34-
          C EL II
     31.0 acres next to BellSouth on Highway 42 ( 39 acres less 8 acres wetlands)
     2.77 acres (3 outparcels at Publix)
     Right of way on Eagle's Landing Way north of Pate's creek Green areas adjoining the foregoing properties to the center of creek or to the end of property retained by Killearn

4.   Land to construct a new nine hole golf course (approximately
80 acres), to be determined as provided in Section 1(b)(i) of the Agreement

5.   Option to acquire real property in Coweta County, Georgia

6.   Insurance policies on the life of J.T. Williams, Jr.

7.   Cash in the amount of $2 million

8.   Killearn's interest in the Roland Tract, Publix and Champion
Partners joint ventures











                            EXHIBIT B

                       ASSUMED LIABILITIES


1.   The $3 million debt owed to First Community Bank of Henry
County, Georgia with respect to the Inn at Eagle's Landing

2. All liabilities and obligations of Killearn under the Employment Agreement dated July 7, 1982, as amended, between
Killearn and J.T. Williams, Jr.

3.   Promissory Note dated payable to J.T. Williams ($360,000
outstanding at April 30, 1996)

4. All accounts payable, accrued expenses and other liabilities and obligations, whether absolute, contingent or otherwise, associated with the operation of the Eagle's Landing Country Club or Eagle's Landing Country Club, Inc., excluding First Union mortgage.

5. All insurance policy obligations and loans with respect to the insurance policies included within the Transferred Assets.

6. All liabilities and obligations, whether absolute, contingent or otherwise, of Killearn (i) to the partners of any joint venture included within the Transferred Assets and (ii) to the creditors of any such joint venture (whether as a primary obligor, guarantor or otherwise).